Exhibit 10.11b
AMENDMENT NO. 2 TO CREDIT AGREEMENT
     AMENDMENT (this “Amendment”), dated June 6, 2008, by and among MONRO MUFFLER BRAKE, INC. (“Borrower”), the several financial institutions party hereto (“Lenders”), RBS CITIZENS, N.A. (successor by merger to Charter One Bank, N.A.), as Administrative Agent for Lenders (“Administrative Agent”), JPMorgan Chase Bank, N.A., as Syndication Agent, and Bank of America, N.A., as Documentation Agent.
RECITALS
     A. Borrower, Lenders, Administrative Agent, Syndication Agent and Documentation Agent are parties to the Credit Agreement, dated as of July 13, 2005 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, all capitalized terms used herein or in the Acknowledgement and Consent annexed hereto shall have the meanings ascribed to them in the Credit Agreement.
     B. Borrower has requested that the Credit Agreement be amended in certain respects.
     C. Simultaneously with the execution and delivery of this Amendment, KeyBank National Association (the “New Lender”) has agreed to make loans to the Borrower and the Borrower desires to accept the commitment of the New Lender and to cause the New Lender to be added as a “Lender” to the Credit Agreement as amended hereby, and the Administrative Agent is agreeable to the addition of the New Lender.
     D. Administrative Agent has advised Borrower that Lenders are willing to agree to its requests on the terms and subject to the conditions set forth in this Amendment.
     Accordingly, in consideration of the foregoing, the parties hereto hereby agree as follows:
     1. Change in Facility Committed Sum.
          (a) Committed Sums. From and after the Amendment No. 2 Effective Date, the Committed Sum of each Lender shall be the amount stated beside such Lender’s name for the Facility on Schedule 1 to the Credit Agreement (as amended hereby and attached hereto as Exhibit A) (which amount is subject to increase as provided in Section 2.6 to the Credit Agreement and to reduction and cancellation as provided in this Agreement, including, without limitation, the provisions of Section 2.5), and such amount (if changed) shall supersede and be deemed to amend the amount of such Lender’s Committed Sum as set forth on Schedule 1 to the Credit Agreement as in effect on the Effective Date.

          (b) New Lender. The New Lender agrees with Borrower, the other Lenders and Administrative Agent that (i) it will abide by the terms of the Credit Agreement, as amended hereby, as a “Lender” thereunder, and (ii) the Credit Agreement as amended hereby shall be binding upon, inure to the benefit of, and be enforceable by and against it. Borrower hereby consents to the New Lender being added as a “Lender” under the Credit Agreement, as amended hereby, effective as of the Amendment No. 2 Effective Date.
          (c) Adjustment of Outstanding Borrowings. If any Borrowings are outstanding under the Credit Agreement on the Amendment No. 2 Effective Date, Lenders shall on the Amendment No. 2 Effective Date, at the direction of Administrative Agent, make appropriate adjustments among themselves in order to ensure that the amount (and Type) of the Borrowings outstanding to Borrower from each Lender under the Credit Agreement (as of the Amendment No. 2 Effective Date) are proportionate to Lenders’ respective Pro Rata Part, after giving effect to the increase in the Facility Committed Sum and the Committed Sum of the New Lender. The Borrower agrees and consents to the terms of this Section 1(c).
     2. Amendments to Credit Agreement.
          (a) Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:
     Amendment No. 2 means Amendment No. 2 to Credit Agreement dated as of June 6, 2008 by and among the Borrower, the Lenders party thereto, the Syndication Agent, the Documentation Agent and the Administrative Agent.
     Amendment No. 2 Effective Date means the date that the conditions to the effectiveness of Amendment No. 2 have been satisfied.
          (b) CAPEX. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “CAPEX” in its entirety and substituting the following therefor:
     CAPEX means, for any Four Quarter Period, capital expenditures for fixed or capital assets that are required to be capitalized on a balance sheet prepared in accordance with GAAP minus the sum of (a) any net proceeds of sale/leasebacks permitted by Sections 9.10 or 9.16, (b) (without duplication) any capital expenditures incurred for equipment purchased and then sold, transferred or otherwise disposed of pursuant to sale/leaseback facilities permitted pursuant to Section 9.10 and (c) any net proceeds from any sales, transfers or other dispositions of any fixed assets permitted by Section 9.10; provided that capital expenditures not to exceed $20,000,000 incurred in connection with the acquisition by the Borrower of up to 30 store locations from the August family shall not be included in the determination of CAPEX in any Four Quarter Period in which such acquisition shall have occurred.

          (c) Option Increase in Facility Committed Sum. Section 2.6(b) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:
     (b) Upon any increase in the Facility Committed Sum pursuant to Section 2.6(a), Lenders shall on the effective date of such increase, at the direction of Administrative Agent, make appropriate adjustments among themselves in order to ensure that the amount (and Type) of the Borrowings outstanding to Borrower from each Lender under the Credit Agreement (as of the effective date of such increase) are proportionate to Lenders’ respective Pro Rata Part, after giving effect to any increase of the Committed Sum of any Lender and to any Committed Sum of any additional financial institution.
          (d) Lenders. All references to a “Lender” or the “Lenders” in the Credit Agreement or the other Loan Documents shall be deemed to refer to the Lenders and the New Lender.
          (e) Credit Agreement. All references to “this Agreement” in the Credit Agreement and to “the Credit Agreement” in the other Loan Documents shall be deemed to refer to the Credit Agreement as amended hereby.
          (f) Facility Notes. All references to (i) a “Facility Note” or the “Facility Notes” or (ii) a “Note” or the “Notes” in the Credit Agreement or the other Loan Documents shall be deemed to refer to include a reference to the Facility Notes issued pursuant hereto.
     3. Conditions to Effectiveness. This Amendment shall be effective upon the satisfaction of each of the following conditions:
          (a) Administrative Agent shall have received an executed counterpart of this Amendment signed by Borrower, the Lenders and Administrative Agent.
          (b) Administrative Agent shall have received an executed counterpart of the acknowledgement and consent annexed hereto duly executed by the Guarantor.
          (c) Administrative Agent shall have received (i) a replacement Facility Note for each Lender that is increasing its Committed Sum pursuant hereto and (ii) a Facility Note for the New Lender, each signed on behalf of Borrower.
          (d) Administrative Agent shall have received a certificate, dated the Amendment No. 2 Effective Date, of the secretary or assistant secretary or other analogous counterpart of Borrower: (i) attaching a true and complete copy of the resolutions of its board of directors and of all other documents evidencing all necessary corporate or other action (in form and substance satisfactory to Administrative Agent) taken to authorize this Amendment and the other Loan Papers to which it is a party delivered in connection herewith and the transactions contemplated hereby; (ii) certifying that since the Effective Date its charter and bylaws have not been amended, restated, supplemented or otherwise modified in any respect (or, in the event of any such amendments, restatements, supplements or other modifications, attaching a true and complete copy of its charter and bylaws); (iii) setting forth the incumbency of its officer or officers (or other analogous counterpart) who may sign this Amendment and the other Loan Papers to which it is a party delivered in connection herewith, including therein a signature specimen of such officer or officers (or other analogous counterpart); and (iv) attaching a certificate of good standing of the secretary of state of the jurisdiction of its incorporation.
          (e) The representations and warranties contained in the Credit Agreement shall be true and correct in all material respects (except to the extent (i) that the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Credit Agreement) and no Default, or Potential Default, shall exist.
          (f) Administrative Agent shall have received all fees and other amounts due and payable in connection with this Amendment.
          (g) Borrower shall have paid the reasonable fees and disbursements of counsel to Administrative Agent and Lenders in connection with this Amendment.
Administrative Agent shall notify Borrower and Lenders of the effective date of this Amendment, and such notice shall be conclusive and binding.
     4. Representations, Warranties and Covenants. Borrower hereby represents and warrants to and covenants and agrees with Administrative Agent and Lenders that:
          (a) The representations and warranties set forth in the Loan Papers (except to the extent (i) that the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Credit Agreement) are true and correct in all material respects as of the date hereof and with the same effect as though made on and as of the date hereof.
          (b) No Default and no Potential Default now exists or would exist.
          (c) (i) The execution, delivery and performance by Borrower of this Amendment is within its organizational powers and have been duly authorized by all necessary action (corporate or otherwise) on the part of Borrower, (ii) this Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity, and (iii) neither this Amendment nor the execution, delivery and performance by Borrower hereof: (A) contravenes the terms of Borrower’s organization documents, (B) violates any Material Agreements to which it is a party, other than a violation which would not cause a Material Adverse Event, (C) violates any provision of Law or order of any Tribunal applicable to it, other than violations that individually or collectively are not a Material Adverse Event, or (D) results in the creation or imposition of any Lien (other than the Lender Liens) on any asset of any Company.

     5. Effect; No Waiver.
          (a) Borrower hereby (i) reaffirms and admits the validity and enforceability of the Loan Papers and all of its obligations thereunder and (ii) agrees and admits that it has no defenses to or offsets against any such obligation. Except as specifically set forth herein, the Credit Agreement and the other Loan Papers shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any existing or future Default, whether known or unknown or any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement, except as specifically set forth herein.
          (b) Borrower hereby (i) reaffirms all of its agreements and obligations under the Security Documents, (ii) reaffirms that all Obligations of Borrower under or in connection with the Credit Agreement as modified hereby are “Obligations” as that term is defined in the Security Documents and (iii) reaffirms that all such Obligations continue to be secured by the Security Documents, which remains in full force and effect and is hereby ratified and confirmed.
     6. Miscellaneous.
          (a) Borrower and each of the other Companies will take, and Borrower will cause the other Companies to take, all actions that may be required under any applicable law, or which Administrative Agent or the Majority Lenders may reasonably request, to effectuate the transactions contemplated hereby or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of Borrower.
          (b) Borrower shall pay Administrative Agent upon demand for all reasonable expenses, including reasonable attorneys’ fees and expenses of Administrative Agent, incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.
          (c) THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS) OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA.
          (d) This Amendment shall be binding upon Borrower, Administrative Agent and Lenders and their respective successors and assigns, and shall inure to the benefit of Borrower, Administrative Agent and Lenders and the respective successors and assigns of Administrative Agent and Lenders.
          (e) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
[Signature pages follow.]

Exhibit 10.11b
     AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

MONRO MUFFLER BRAKE, INC.

By:	/s/ Catherine D’Amico

Name:	Catherine D’Amico
Title:	EVP-Finance, CFO & Treasurer

RBS CITIZENS, N.A. (successor by
merger to Charter One Bank, N.A.), as
Administrative Agent and as a Lender

By:	/s/ Daniel Bernard

Name:	Daniel Bernard
Title:	Senior Vice President

BANK OF AMERICA, N.A., as
Documentation Agent and a Lender

By:	/s/ Colleen O’Brien

Name:	Colleen O’Brien
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent and a Lender

By:	/s/ Bruce Yoder

Name:	Bruce Yoder
Title:	Vice President

HSBC BANK USA, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Guy R. Nudd

Name:	Guy R. Nudd
Title:	First Vice President

MANUFACTURERS & TRADERS
TRUST COMPANY, as a Lender
By:	/s/ Randall C. Cardon

Name:	Randall C. Cardon
Title:	Vice President

KEYBANK NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Carl J. Luger, Jr.

Name:	Carl J. Luger, Jr.
Title:	Senior Vice President